EXHIBIT 10(v)

                                COMMERCIAL LEASE


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                               HEADS OF AGREEMENT

                          COMMERCIAL LEASE OF PREMISES

1.       Landlord                      Western Japan Investments Limited

2.       Tenant                        Cyberuni.Ac NZ Limited

3.       Premises                      First Floor, 90 Symonds  Street,  Aukland
                                       Measuring  approx.   4,244  sqft  as  per
                                       attached plan.

4.       Rent - Premises               Year 1
                                       2,747.25  sqft @  $18.20  psqft  gross  =
                                       $50,000 plus GST 1,496.75 sqft rent free

                                       Year 2
                                       3,615.38   sqft  @$18.20  psqft  gross  =
                                       $65,800 plus GST 628.62 sqft rent free

                                       Year 3
                                       4,244 sqft @ $18.20  psqft gross = 77,250
                                       plus GST

                                       Car Parks 5 car parks @ $50 per week each plus GST as allocated from time to time, and available from 1/4/00.

5.       Term                          Three years commencing 1 May 2000.

6.       Right of Renewal              One three year period.

7.       Final Expiry                  30 April 2006

8.       Access to Premises            The tenant shall have immediate access to
                                       the premises (subject to remedial works currently undertaken) and access to the car parks from 01/04/00.

9.       Use of Premises               Offices in accordance  with the operative
                                       district scheme for the time being of the Auckland City Counsel.

10.      Other Conditions              The tenant  will  arrange  for payment of
                                       rental by monthly bank  authority  direct
                                       to  the   landlord's   account.   Monthly
                                       payments in the first year shall be $5,250.00 plus GST

                                       The tenant shall:



                                       (a)   Keep and  maintain  the premises in
                                             the same  clean  order,  repair and
                                             condition  as  they  were in at the
                                             commencement of this lease; and

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                                       (b)   The  tenant  shall  not  alter  the
                                             premises  in any  way  without  the
                                             expressed written permission of the
                                             landlord.

11.      Rent Payment Dates            The first day of each month  commencing 1
                                       May  2000  by   direct   credit   to  the
                                       landlord's bank account.

12.      Lease Agreement               The  tenant  agrees to enter into a lease
                                       of the  premises  for a period of 3 years
                                       commencing  on 1 May 2000.  The terms and
                                       conditions   of  the   lease   are  those
                                       included   in   the   Standard   Auckland
                                       District   Law   Society   Lease,   Third
                                       Edition,  together  with  the  Landlord's
                                       Standard Amendments attached.

13. In consideration of granting the lease, the person whose name appears hereunder shall guarantee the due and punctual payment to the lessor of all rent and other monies, together with the punctual observance and compliance by the lessee of the conditions and provisions of the lease.

14.      Operating Expenses            The  above   rental  is  a  gross  rental
                                       including the  landlord's  usual building
                                       operating  expenses,   rates,  insurance,
                                       community  power,  maintenance,  etc. The
                                       tenant  shall be  responsible  for  costs
                                       consumed  on their own  premises  such as
                                       power,     phone    charges,     internal
                                       maintenance, lights, etc.

15.      Confidentiality               The  tenant  agrees to keep the terms and
                                       conditions    of   the   lease    totally
                                       confidential as between the parties and will not divulge any details to a third party.

16. The Landlord agrees to carry out at its cost minor work including cleaning windows, stretching and cleaning carpet where required, repairing lighting and damaged walls.

17.      Landlord's Fit Out            Lease of the premises  includes  lessor's
                                       fixtures and fittings as follows.

                                       All fixtures and fittings including:

                                       Partitions
                                       Carpet
                                       Suspended Ceilings
                                       Lighting
                                       Air Conditioning
                                       Plant  and  equipment   above   suspended
                                       ceilings Kitchen cabinets


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